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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of The Immune Response Corporation on Form S-1 of our report dated March 15, 2005 appearing in the Prospectus which is a part of this Registration Statement. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ LEVITZ, ZACKS & CICERIC
San Diego, California
July 20, 2005

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